AGREEMENT AND RELEASE

This Agreement and Release (the “Agreement”), dated as of September __, 2011, is entered by Continental Resources Group, Inc. (f/k/a American Energy Fields, Inc.) (“CRGI”), Sagebrush Gold Ltd. (“Company”), and the investors signatory hereto (the “Investors and collectively with Company, the “Parties”).

WHEREAS, the undersigned participated in a private placement (the “CRGI Offering”) of CRGI on December 3, 2010, December 29, 2010, February 18, 2011, February 28, 2011 or March 4, 2011 pursuant to the terms of certain subscription agreements therefore (the “Subscription Agreements”) and was issued certain warrants (the “Warrants”) in connection therewith;

WHEREAS, on July 22, 2011, pursuant to an asset purchase agreement (the “Asset Purchase Agreement”), the Company purchased substantially all of the assets of CRGI in consideration for payment to CRGI of: (i) 8 shares of the Company’s common stock,  par value $0.0001 per share (the “Company Common Stock”) for every 10 shares of Common Stock of CRGI (the “Common Stock”) outstanding; (ii) the assumption by the Company of the Warrants at a ratio of one warrant (the “Company Warrants”) to purchase 8 shares of the Company’s Common Stock for every Warrant to purchase 10 shares of Common Stock; and (iii)  the assumption of CRGI’s  2010 Equity Incentive Plan and all options granted and issued thereunder at a ratio of one option to purchase 8 shares of the Company Common Stock for every option to purchase 10 shares of Common Stock outstanding (the “Asset Sale”);

WHEREAS, the undersigned, as holder of Warrants (and holder of the right to the Company Warrants) has asserted its right (the “Put Right”) under Section 5(f) of the Warrants against Company, and Company disputes the effectiveness of such exercise and disputes further the existence of conditions for payment to Warrant holders of the Black Scholes value of Warrants and, in order to resolve such dispute, Company and the undersigned have agreed to the terms of this Agreement;

WHEREAS, the Parties additionally desire to waive certain terms and provisions of the CRGI Offering and cancel the Warrants (including all rights associated with the Warrants heretofore existing under the Put Right, and the Asset Sale), provided such revisions and the cancellation of the Warrant shall only be effective (the “Effectiveness Date”) upon (A) the receipt of consent from all Warrant holders who have exercised the Put Right and the other investors in the CRGI Offering and (B) the satisfaction of the Financing Condition (as defined below), and if such conditions shall not have been met this Agreement shall have no effect and shall be void ab initio, at the election of the Investor;

WHEREAS, Company agrees to issue to the undersigned 2 shares of Company Common Stock (for each $1.00 invested in the CRGI Offering) (the “Additional Stock”) on the Effectiveness Date.

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to, and agreed by and between the Parties as follows:

1.           Issuance of Additional Stock.  Company shall issue the undersigned the Additional Stock in accordance with the following formula on the Effectiveness Date, as follows:

Number of shares of Additional Stock to be issued to Investor =

2(Original investment in CRGI Offering) x total number of shares of Common Stock underlying Investor’s Warrants held/total number of shares of Common Stock underlying the Warrants issued to Investor in the CRGI Offering.

The Additional Stock shall be delivered to Investors within five (5) business days following the Effectiveness Date and shall contain a customary “Restrictive Legend” under Rule 144 of the Securities Act of 1933, as amended.  For so long as Rule 144 shall be available for the sale of any shares of Common Stock acquired in the CRGI Offering by Investor CRGI shall authorize counsel acceptable to CRGI to issue such opinions as shall be required to lawfully permit the sale of Common Stock under Rule 144, at its sole cost and expense (other than any expenses of Investor, such as brokerage commissions or counsel to Investor).  Nothing contained herein however shall require that CRGI maintain any listing or quotation on any exchange or automated quotation service, nor shall CRGI be obligated to remain “current” in its SEC reporting obligations for any period.  Investor understands and acknowledges that CRGI has adopted a plan of liquidation and may liquidate and that Rule 144 may not be available at any time at which Investor seeks to liquidate its holdings.  Neither CRGI nor Company shall be responsible for any loss resulting from Investor’s decisions with respect to the timing or manner of disposing its shares of Common Stock.

2.           Piggy-back Registration.  The Additional Stock shall be subject to the piggy-back registration rights, as set forth on Appendix B, annexed hereto.

3.           Amendment of CRGI Offering; Adoption of Appendix A.  Upon satisfaction of the Amendment Effectiveness Condition (as defined below) the Warrants (and the right to receive and Company Warrants) shall be cancelled, and the terms and provisions of Appendix A shall be effective for all purposes of the CRGI Offering and the instruments and agreements related thereto, (including, without limitation, the Subscription Agreement) the Parties hereby amend the Subscription Agreement as set forth in Appendix A.  For purposes hereof, the “Amendment Effectiveness Condition” shall mean (A) the Company shall close on a minimum of $3.0 million of equity financing at a minimum price per share of Company Common Stock of $0.50 with a maximum 50% warrant coverage exercisable at not less than $0.60 per share, and (B) the Company shall close on a minimum of $5.0 million in debt or preferred stock financing,  within 60 days of the date of this Agreement.

4.           Most Favored Nations.  The Company agrees that in the event that any Investor in the CRGI Offering shall receive  consideration  for amendment to the terms of the CRGI Offering or the waiver of Put Rights the Company agrees that the undersigned Investor shall thereupon be entitled to the benefit of any and all such more favorable or beneficial terms.

5.           Limited Release. The Investors hereby release and discharge Company and CRGI, and their respective heirs, executors, administrators, parent company, holding company, subsidiaries, successors, assigns, predecessors, past and present, officers, directors, principals, control persons, past and present employees and registered representatives, insurers, representatives, and attorneys (the “Releasees”), from and against any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against Releasees, that the undersigned, on its own behalf and on behalf of its heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of the CRGI Offering, the Asset Sale, the Warrants, the Company Warrants, the Subscription Agreements, and any and all matters related thereto, whether or not known or unknown.  The Release provided in this Paragraph 5 shall be effective upon delivery of the Additional Stock to Investor as provided herein.  Notwithstanding anything herein to the contrary, the Release shall be inapplicable to any claims of Investor not based, in whole or in part, on the CRGI Offering, the Asset Sale, the Warrants, the Company Warrants, the Subscription Agreements, or any matters related thereto,

6.           No assignment.  The undersigned Investor represents and warrants that no other person or entity has any interest in the matters released herein, and that he has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.

7.           Confidentiality.  The Parties understand and agree that this Agreement, including facts and circumstances and all matters related to the subject of this Agreement, and the terms or substance of this Agreement, shall forever be deemed confidential between the parties.  Except for tax authorities, accountants and attorneys, and as required under the statutes, rules or regulations of any federal or state government, government agency, court of competent jurisdiction or securities industry self regulatory organization, of which either Party is a member, the Parties shall not disclose or divulge this information to others unless required by lawful order of any court of competent jurisdiction and so as to enforce the instant agreement.  The Parties agree that they shall refrain from making any disparaging remarks concerning the other Party.  Any non-disclosure provision in this Agreement does not prohibit or restrict Company, CRGI or the Investors (or their attorneys) from responding to any inquiry about this settlement or its underlying facts by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization.

8.           Fees and Expenses.  Each party shall be responsible for his or its own attorneys’ fees and costs.

9.           Reliance.  The Parties acknowledge and represent that:  (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

10.           Entire Agreement.  This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.  Each of the parties hereto acknowledges that none of the parties hereto, agents or counsel of any party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

11.           Termination.  This Agreement may be terminated by Investor if the Effectiveness Condition has not been satisfied on or prior to 60 days following the date of this Agreement upon not less than 5 days prior written notice to Company.

12.           Amendments.  This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the Parties hereto against whom such modification or amendment shall be claimed to be effective.

13.           Enforceability.  Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

14.           Governing Law.  This Agreement shall be governed, interpreted, and construed in accordance with the laws of the State of New York.

15.           Counterparts.  This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.15.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

SAGEBRUSH GOLD LTD.	CONTINENTAL RESOURCES GROUP, INC.

By:	By:
Name: David Rector	Name: Joshua Bleak
Title: President	Title: President

INVESTOR:

By:
Name:
Title:

APPENDIX A
Amendments.

The Warrants are cancelled in their entirety and no Company Warrants shall be issued.

Most Favored Nations Protection.  Section 2(d) of the Subscription Agreement is hereby deleted in its entirety.  Any and all references to such section found in the Subscription Agreement are also hereby deleted in their entirety.  The Subscription Agreement and the rights of the Investors in the CRGI Offering shall not include any anti-dilution, most favored nations, make-good, make-whole, ratchet or similar provisions and any and all provisions related to such rights shall be amended hereby so as to eliminate all such rights.

Subscription Agreement Amendment Provision.  Sections 8(c) shall be amended and restated in its entirety and shall hereinafter read as follows:

“This Subscription Agreement shall not be changed, modified or amended except by a writing signed by both (a) the Company and (b) subscribers in the Offering holding a majority of the Units issued in the Offering then held by the original Subscribers.”

APPENDIX B
PIGGY BACK REGISTRATION RIGHTS

 (a)           For a period of twelve (12) months following the date of this Agreement or issuance of the Additional Stock, whichever is later, the Company shall notify the Investor in writing at least twenty (20) days prior the filing of any registration statement under Securities Act, in connection with a public offering of shares of the Company’s common stock (including, but not limited to, registration statements relating to secondary offerings of securities of the Company but excluding any registration statements (i) on Form S-4 or S-8 (or any successor or substantially similar form), or of any employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or a dividend reinvestment plan, (ii) otherwise relating to any employee, benefit plan or corporate reorganization or other transactions covered by Rule 145 promulgated under the Securities Act, or (iii) on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the resale of the Shares) and will afford the Investor an opportunity to include in such registration statement all or part of the Shares held by the Investor. In the event the Investor desires to include in any such registration statement all or any part of the Shares held by the Investor, the Investor shall within ten (10) days after the above-described notice from the Company, so notify the Company in writing, including the number of such Shares that the Investor wishes to include in such registration statement. If the Investor decides not to include all of its Shares in any registration statement thereafter filed by the Company, the Investor shall nevertheless continue to have the right to include any Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to the offering of the securities, all upon the terms and conditions set forth herein.

(b)           Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advise the Company that the total amount or kind of securities that the Investor, the Company and any other persons intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the various parties wishing to have shares of the Company’s common stock registered shall be included in the following order:

(i)           if the Company proposes to register treasury shares or authorized but unissued shares of its common stock (collectively, “Primary Securities”):

(A)           first, the Primary Securities;

(B)           second, the Shares requested to be included in such registration statement, together with shares of its common stock that do not constitute Shares or Primary Securities (“Other Securities”) held by parties exercising similar piggy-back registration rights (or if necessary, such Shares and Other Securities pro rata among the holders thereof based upon the number of such Shares and Other Securities requested to be registered by each such holder).

(ii)           if the Company proposes to register Other Securities:

(A)           first, the Other Securities requested to be included in such registration by holders exercising demand registration rights;

(B)           second, the Shares requested to be included in such registration, together with Other Securities held by parties exercising similar piggy-back registration rights (or if necessary, such Shares and Other Securities pro rata among the holders thereof based upon the number of such Shares and Other Securities requested to be registered by each such holder).

Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a registration statement referred to herein (a “Registration Statement”) at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to the Investor.

(c)           In connection with its obligation under herein, the Company will (i) furnish to the Investor without charge, at least one copy of any effective registration statement and any post-effective amendments thereto, including financial statements and schedules, and, if the Investor so requests in writing, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) in the form filed with the SEC; and (ii) deliver to the Investor and the underwriters, if any, without charge, as many copies of the then effective prospectus included in the registration statement, as the same may be amended or supplemented (including such prospectus subject to completion) (the “Prospectus”), and any amendments or supplements thereto as such persons may reasonably request.

(d)           As a condition to the inclusion of its Shares, the Investor shall furnish to the Company such information regarding the Investor and the distribution proposed by the Investor as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

(e)           The Investor agrees by acquisition of the Shares that, upon receipt of any notice from the Company of the happening of any event that, in the good faith judgment of the Company’s Board of Directors, requires the suspension of the Investor’s rights herein, the Investor will forthwith discontinue disposition of the Shares pursuant to the then current Prospectus until the Investor is advised in writing by the Company that the use of the Prospectus may be resumed. If so directed by the Company, on the happening of such event, the Investor will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Investor’s possession, of the Prospectus covering the Shares at the time of receipt of such notice.
(f)           The Investor hereby covenants with the Company (i) not to make any sale of Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Shares are to be sold by any method or in any transaction other than on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, Nasdaq Capital Market or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least 5 business days prior to the date on which the Investor first offers to sell any such Shares.

(g)           The Investor acknowledges and agrees that the Shares sold pursuant to a registration statement described herein are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (x) the Shares have been sold in accordance with such registration statement and (y) the requirement of delivering a current Prospectus has been satisfied.

(h)           The Investor shall not take any action with respect to any distribution deemed to be made pursuant to such registration statement that would constitute a violation of Regulation M under the Exchange Act, or any other applicable rule, regulation or law.

(i)           Upon the expiration of the effectiveness of any registration statement described herein, the Investor shall discontinue sales of the Shares pursuant to such registration statement upon receipt of notice from the Company of the Company’s intention to remove from registration the Shares covered by such registration statement that remain unsold, and the Investor shall notify the Company of the number of registered Shares that remain unsold immediately upon receipt of such notice from the Company.

(j)           In the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), or of (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (ii) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a holder of securities of the Company pursuant to registration rights granted by the Company, the Investor agrees not to effect any public sale or distribution of securities of the Company, except as part of such underwritten registration, during the period beginning fifteen (15) days prior to the closing date of such underwritten offering and during the period ending ninety (90) days after such closing date (or such longer period as may be reasonably requested by the Company or by the managing underwriter or underwriters).

(k)           Anything to the contrary contained in this Agreement notwithstanding, when, in the opinion of counsel for the Company, registration of the Shares is not required by the Securities Act, in connection with a proposed sale of such Shares, the Investor shall have no rights pursuant to terms herein. In furtherance and not in limitation of the foregoing, the Investor shall have no rights under the terms herein at such time as all of the Investor’s Shares may be sold without limitation pursuant to Rule 144.

(l)           Indemnification Provisions.

Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Shares as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act of 1933, as amended (“Securities Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (2) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Shares and was reviewed and expressly approved in writing by such Investor expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto.  The Company shall notify the Investors promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

Indemnification by Investors. Each Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Investor’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Investor expressly for use in a Registration Statement. In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

Contribution. If indemnification is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section, no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.